UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2017

ENERGY TRANSFER PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-31219	73-1493906
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

8111 Westchester Drive, Suite 600,

Dallas, Texas 75225

(Address of principal executive office) (Zip Code)

(214) 981-0700

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Introductory Note

On September 19, 2017, Energy Transfer Partners, L.P. (the “Partnership”) and its wholly owned subsidiary, Sunoco Logistics Partners Operations L.P. (the “Operating Partnership”) entered into an underwriting agreement with Deutsche Bank Securities Inc., PNC Capital Markets LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein, relating to the issuance and sale by the Operating Partnership of (i) $750,000,000 in aggregate principal amount of 4.000% Senior Notes due 2027 (the “2027 Notes”) and (ii) $1,500,000,000 in aggregate principal amount of 5.400% Senior Notes due 2047 (the “2047 Notes” and, together with the 2027 Notes, the “Notes”), in an underwritten public offering (the “Offering”). The Notes are fully and unconditionally guaranteed by the Partnership (the “Guarantees” and, together with the Notes, the “Securities”). The Securities issued and sold in the Offering have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an effective shelf registration statement on Form S-3 (File No. 333-206301) filed with the Securities and Exchange Commission (the “SEC”) on August 11, 2015, as supplemented by the prospectus supplement, dated September 19, 2017 (the “Prospectus Supplement”), relating to the Offering and filed with the SEC pursuant to Rule 424(b) under the Securities Act on September 21, 2017. The closing of the Offering occurred on September 21, 2017.

Certain legal opinions relating to the Securities are filed herewith as Exhibit 5.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1 to this Current Report on Form 8-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY TRANSFER PARTNERS, L.P.

By: Energy Transfer Partners GP, L.P., its general partner

By: Energy Transfer Partners, L.L.C., its general partner

	By:	/s/ Thomas E. Long
Dated: September 21, 2017	Name:	Thomas E. Long
	Title:	Chief Financial Officer